Exhibit 99.1

Resale Prospectus

Torchmark Corporation

5,789,805 Shares of Common Stock

Acquired Under

Torchmark Corporation Amended and Restated 2005 Incentive Plan

Torchmark Corporation

3700 South Stonebridge Drive

McKinney, Texas 75070

We are an insurance holding company, whose common stock trades on the New York Stock Exchange under the symbol “TMK”.

We will pay the cost of preparing, producing and distributing this prospectus, any registration fees, accountant’s fees and expenses, all expected to be minimal. The selling shareholders will pay any other expenses.

These shares will be acquired by certain of our non-employee directors, officers, employees and consultants (Plan participants) on the exercise of stock options they acquired under the Company’s Amended and Restated 2005 Incentive Plan. The shares are being registered for our Plan participants so they may resell or dispose of them in transactions which may or may not involve brokers, dealers or cash transactions. They may choose to sell their shares in the public market or in privately-negotiated transactions at prices that cannot presently be determined. As of July 10, 2007, the closing price of Torchmark Corporation common stock on the New York Stock Exchange was $66.12 per share.

This Prospectus also relates to any additional shares the Plan participants acquire because of future stock dividends, splits or distributions or similar capital readjustments.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

July 11, 2007

Table of Contents

Background Information	3
Selling Shareholders	4
Plan of Distribution	11
Indemnification	11
Legal Opinion	11
Experts	12
Where to Obtain Additional Information	12

Background Information

Torchmark is an insurance holding company. We have our principal executive offices at 3700 South Stonebridge Drive, McKinney, Texas 75070. Our telephone number is 972-569-4000.

Under the terms of the Torchmark Corporation Amended and Restated 2005 Incentive Plan, the Compensation Committee of the Board of Directors of Torchmark can grant stock options or award restricted stock to employees, officers and consultants of Torchmark and its subsidiaries. Non-employee directors may be awarded non-statutory stock options pursuant to a subplan of this Plan. Stock options may be either incentive stock options or non-statutory stock options (except as noted above), all of which will have an exercise price equal to the fair market value of the stock on the grant date and a term not to exceed seven years. Restricted stock will be subject to restrictions or transferability and subject to forfeiture on terms set by the Compensation Committee.

Torchmark shareholders approved the Amended and Restated 2005 Plan at their April 27, 2006 Annual Meeting. Shares issued pursuant to the exercise of options granted under the Plan are listed on the New York Stock Exchange.

On May 4, 2005, the Compensation Committee awarded 119 employees, officers, consultants and their transferees non-statutory stock options on 3,999,624 shares with an exercise price of $54.77 per share and a seven year term.

On December 13, 2005, the Compensation Committee awarded 177 officers, employees and consultants non-statutory stock options on 903,120 shares with an exercise price of $55.48 per share and a seven year term.

On April 27, 2006, the Compensation Committee awarded one non-employee director non-statutory stock option on 6,000 shares with an exercise price of $59.75 per share and a seven year term.

On December 12, 2006, the Compensation Committee awarded non-statutory stock options on 381,150 shares with an exercise price of $63.70 per share and a seven year term to a group of 182 persons comprised of employees, officers and a consultant. Also on December 12, 2006, the Compensation Committee awarded nine executive officers a total of 28,000 shares of restricted common stock which will vest in five equal annual installments commencing December 12, 2007.

On January 3, 2007, the ten non-employee directors received regular annual formula stock option grants on 60,000 shares with an exercise price of $64.46 per share and a seven year term.

On January 19, 2007, one non-employee director received a non-statutory stock option on 2,562 shares. Also on that same date, 180 employees, officers and one consultant were awarded non-statutory stock options on 380,900 shares. All options granted on January 19, 2007 have seven year terms with an exercise price of $64.59 per share.

Up to 5,789,805 Torchmark shares are reserved for issuance under the Plan. As of the date of this Prospectus, options had been granted on 5,789,805 under the Plan.

Selling Shareholders

All of the stock offered under this Prospectus is offered for the account of the selling shareholders listed below. Torchmark will not receive any of the proceeds from this offering. Also shown below are the selling shareholders’ positions or offices with Torchmark or its subsidiaries in the past three years, the number of common shares they owned, directly or indirectly, on June 1, 2007 (excluding any interest in Torchmark stock through unitized stock fund in employee benefit plans) and the number of shares offered for sale. The number of shares offered is in the form of stock options unless otherwise indicated.

Name	Position or Relationship with Torchmark	Common Stock Owned as of 6/1/2007	Number of Shares Offered
Danny H. Almond	VP and Chief Accounting Officer of TMK; EVP & CFO of LNL, Globe UA, AIL and Globe; Treasurer of AIL, UA and Globe; Assistant Treasurer of UA; formerly Sr. VP, Accounting of UA and Globe	6,440	53,031

Tony G. Brill	EVP of TMK and LNL; EVP – Administration of UILIC; formerly Chief Administrative Officer of TMK	102,279	297,508

Gary L. Coleman	EVP & CFO of TMK	135,499	302,947	[1]

Douglas L. Gockel	Sr. VP, Special Markets of UA and Globe	55,402	82,307

Vern D. Herbel	EVP and Chief Administrative Officer of TMK; President & CEO of UA; EVP of Globe and AIL; formerly EVP & Sr. VP of UA	20,750	129,069

C.B. Hudson*	Former Chairman & CEO of TMK	649,807	799,999

Larry M. Hutchison	EVP & General Counsel of TMK	87,144	300,685	[1]

Andrew W. King	President & Chief Marketing Officer of LNL; formerly President of Branch Office Marketing Division of UA	48,000	204,311	[1]

Michael J. Klyce	VP & Treasurer of TMK	15,393	66,739

Mark S. McAndrew	Chairman & CEO of TMK; formerly Chairman Insurance Operations of TMK; President & CEO of Globe and Sr. VP-Marketing of UILIC	145,077	407,181

Carol A. McCoy	VP, Assoc. Counsel & Secretary of TMK	37,284	41,039

Anthony L. McWhorter	CEO of LNL; President & CEO UILIC; formerly President of LNL	12,451	305,796	[1]

Rosemary J. Montgomery	EVP & Chief Actuary of TMK	88,710	301,657	[1]

Randall D. Mull	Sr. VP of UA, Globe and AIL	2,534	33,302

Roger C. Smith	CEO & President of AIL; VP of UA	6,200	14,485	[1]

Spencer H. Stone	Controller of TMK	28,600	32,478

Larry D. Strong	EVP & Chief Marketing Officer of UA; formerly Sr. VP & Director of National Recruiting of UA	374	21,492

Russell B. Tucker	Former EVP & Chief Inv. Officer of TMK	10,472	144,433

Wendy Tucker Thomas	Transferee of Russell B. Tucker	0	2,289

Russell R. Tucker	Transferee of Russell B. Tucker	0	2,289

William J. Baxley	Consultant	7,525	29,259

John F. Canty	Former Consultant	0	12,171

George J. Records	Former Consultant; former Director of TMK	31,384	61,622

R.K. Richey*	Former Consultant; former Director of TMK	700,000	254,166

Richey Capital Partners LLP	Transferee of R.K. Richey	0	205,869

R.K. Richey Children’s Trust	Transferee of R.K. Richey	0	32,629

Jon A. Adams	VP, Financial Reporting & Controller of UA	0	3,800

Judy Adams	VP, Agency Licensing of UA	0	3,474

Jeffrey M. Alexander	VP of UA	6,486	14,002

E. Ann Allen	Former Sr. VP of Globe; former VP, Claims Administration of UA, LNL and UILIC	2,125	6,469

Larry L. Atchley	Chief Pilot of UA	0	5,601

W. Thomas Aycock	Sr. VP, Chief Actuary, Illustration Actuary and Appointed Actuary of UILIC	0	21,060

Stewart Bieber	Pilot of LNL	0	2,250

Craig C. Boudreaux	VP, Info. Systems Development of LNL; formerly 2nd VP of LNL	94	2,511

Greg Bouska	Asst. VP, Sr. Project Manager of UA	0	1,920

Arvelia Bowie	VP, Director of Human Resources of TMK, UA and Globe	0	4,052

Denise Bowyer	VP, Public Relations of AIL	0	6,039

Greg Bozonelos	VP, Info. Technology of AIL	0	1,103

Ann M. Braswell	VP, Policy Service of UA	1,252	3,206

Duane J. Bryner	Tax Associate of TMK	466	1,304

G. Michael Burns	VP, Worksite Marketing of AIL; formerly VP of LNL	0	4,000

Hillary Carnley, Jr.	Former Sr. VP of LNL	0	49,042

S. Newell Cheesborough	Former Sr. VP of LNL	0	26,705

Hung-Cheng Chou	Sr. VP, Chief Actuary & Appointed Actuary of LNL; formerly VP and Chief Actuary of LNL	19	24,150

Diana Crosby	Sr. VP, Administration & Asst. Secretary of AIL	778	7,323

Linda E. Davis	VP, Policy Benefits of UA; formerly Asst. VP, Systems Auditor of UA	1,574	3,904

Terry W. Davis	Sr. VP of LNL; Sr. VP, Administration of UILIC	0	26,644

John C. DiJoseph	Sr. VP, Direct Marketing of Globe	634	22,257

Robert H. Dobbs	VP of LNL	513	11,128

Todd S. Drew	Pilot of LNL	182	3,908

Andrew M. Dvorine	Sr. VP of Liberty	0	1,936

Gayle Emmert	VP, Appointed Actuary of AIL	1,982	10,763

Robert F. Falvo	VP, Field Operations of AIL; formerly VP – SGA Development of AIL	40	9,507

Kathy S. Fink	Sr. VP, Data Processing – Direct Response of Globe; formerly VP, Data Processing – Direct Response of Globe	0	40,467

Michael J. Gaisbauer	VP, Ins. Services of Globe; VP, Regulatory Compliance of UA	1,943	11,443

Debra K. Gamble	Sr. VP, Agency of AIL	773	7,496

Lawrence Goudy	Sr. Field VP, Management Recruiting & Training of UA	0	7,584

Wester A. Gray	Sr. VP & Chief Info. Officer of LNL	0	11,889

Steve Grondin	Assoc. Actuary of LNL	118	1,750

Thomas E. Hamby	VP of LNL and UILIC	0	3,515

E. Duncan Hamilton	VP & Asst. General Counsel of LNL	500	12,822

Judy Hans	VP, Marketing & Publications of UA	0	6,993

Daniel L. Harrison	Former Regional VP of LNL	0	12,215

Peter Hendee	VP, Health Actuary of UA, AIL & Globe; formerly Asst. VP, Health Actuary of UA & Globe	1,676	25,545

Randy Hilborn	Asst. VP, Data Processing of UA	0	1,920

Randy Holmes	VP, Applications Programming of UA	0	15,864

Charles F. Hudson	President & CEO of Globe; formerly Sr. VP of Globe & UA and VP, Marketing of Globe	2,000	80,735	[1]

Robert M. Jones	Former VP, Info. Technology of Globe	366	1,000

Robert J. Keller	Asst. VP of UA	0	2,275

Jack A. Kelley, Jr.	EVP, Field Management of LNL	100	33,043

R. Sterling Kueffer	Vice President, Data Processing of Globe	5,463	14,023

Bill Leavell	Sr. VP of UA & Globe; VP of GMS and AIMS	1,028	28,802

Bobby R. Loudermilk	VP, Info. Systems – Technical Services of LNL; formerly 2nd VP of LNL	0	2,038

Ben Lutek	VP & Appointed Actuary of Globe; Sr. VP, & Appointed Actuary of UA	5,480	34,538

Brenda K. Martin	2nd VP of LNL	0	2,709

Randy Massingill	VP & CIO of AIL		1,500

James L. Mayton, Jr.	VP & Controller of LNL; VP of UILIC; formerly VP & Controller of UILIC	19,001	3,067

Karen M. McLaughlin	Sr. VP, Claims Administration of UA & Globe; formerly VP, Policy Benefits of UA	9,902	30,011

Michael A. Michalke	VP, Info. Systems – Operations of LNL; formerly 2nd VP of LNL	360	2,209

R. Brian Mitchell	Sr. VP, Assoc. General Counsel & Asst. Secretary of Globe; formerly VP of Globe	0	14,482

Hubert L. Morrison, Jr.	Sr. VP of Agency for Recruiting, Marketing & Sales Growth of LNL; formerly VP of LNL	67	27,295

Johnny M. Moser	Former VP, Underwriting & New Business of UA	41,677	17,950

Cory Newman	VP, Sales Administration of UA	132	2,554

Debra J. Norris	Assoc. Controller of TMK	0	1,450

Brenda M. Parker	Assoc. Controller – Inv. Accounting of TMK	451	3,850

Tommy R. Payne	2nd VP of LNL	0	1,936

F. Ronald Polston	Former EVP of Sales of UA; Sr. VP, ESD of Globe; Sr. VP, General Agency of UA;	105	40,016

James D. Poole	VP & Asst. General Counsel of LNL	704	6,242

W. Michael Pressley	VP & CIO of TMK; formerly Appointed Actuary of UA and UILIC	400	41,829

Charles A. Preston	Chief Pilot of LNL	0	3,129

S. Dale Rainey	Branch Manager of LNL; formerly 2nd VP & Director of LNL	0	6,436

Penny Reese	VP, Agency of AIL	0	291

Roger C. Rich	VP & Director of LNL; formerly Regional VP of LNL	569	9,540

Boyd Roberts	Pilot of UA	0	2,237

Jeffrey E. Robins	Director of Info. Systems Auditing of TMK	1,482	1,800

Keith P. Ryan	VP, Assoc. Counsel & Asst. Secretary of UA; Asst. VP of Globe	0	15,811

Joseph R. Savard, III	Asst. VP & Operations Manager of UA	0	2,187

James A. Savo	VP, Operations & General Manager of FUA; VP of NILCO	3,818	13,524

Joel P. Scarborough	VP & Assoc. Counsel of AIL & UA; Asst. VP & Assoc. Counsel of Globe; formerly Asst. VP & Assoc. Counsel of UA and AIL	90	2,866

Mary Schronk	VP, Special Projects of AIL	0	291

Daniel Shea	Branch Manager of UA; formerly Field VP, Recruiting of UA	141	6,723

Steve L. Simmons	Sr. VP, Sales Administration of UA	0	54,962

Betty A. Simpson	Asst. VP of UA	279	1,140

Owen Edward Smith	VP, Financial Reporting & Controller of Globe; formerly VP, Accounting of Globe	0	8,369

Sam Smith	VP, Underwriting & New Business of Globe	200	6,740

Bobby S. Stevens	President of Brown-Service	0	2,372

Ronald L. Tanner	VP, Info. Technology of AIL	5	2,000

David F. Thorndike	VP of TMK	25,635	70,045

Steve Tippett	Asst. VP, Technical Support of Globe	617	2,600

R. Leighton Vance	2nd VP of LNL	0	1,936

H. Wayne Wessinger	Consultant; Formerly Valuation Actuary of TMK and Appointed Actuary of UILIC	27,413	25,898

Timothy D. Aderholt	Branch Manager of LNL	2	300

Susan I. Allen	Asst. VP of UA	0	2,300

Eugene M. Barnett	Manager of Insurance Applications of Globe; formerly 2nd VP, Info. Systems of LNL	0	1,000

Keith Benton	Branch Manager of Globe	0	500

Shawne L. Bowman	Branch Manager of UA		500

David R. Brooks	Unit Manager of LNL; formerly Branch Manager of LNL	0	1,300

John D. Brooks, Jr.	Branch Manager of LNL	0	700

Michael W. Bryant	Former VP – Agency Administration of LNL	0	500

Victoria H. Carwile	Branch Manager of LNL	0	900

John Paul Caswell	Branch Manager of UA	0	2,000

John J. Csipkes	VP & Director of Recruiting, Marketing & Sales Growth of LNL	32	9,500

Jack Curtis, Jr.	Branch Manager of LNL	2,188	1,500

Gerald Davidson	Former Branch Manager of LNL	192	400

Jon B. Erbe	VP of UA	0	3,000

Mary E. Franklin	2nd VP, Marketing of UILIC	0	3,000

Felix Gelinas	Asst. VP of UA	0	1,600

Pat Giachetti	Branch Manager of Globe	3,382	2,000

Donald W. Gibbs	Branch Manager of Globe	0	1,500

John Gore	Sr. VP, Branch Office Sales of UA	144	20,000

Thomas E. Graham, Jr.	2nd VP & Director of Recruiting, Marketing & Sales Growth LNL; formerly 2nd VP, Mass Marketing of LNL	9	2,500

Ledon L. Green	Branch Manager of LNL	0	400

William R. Grinstead	2nd VP & Director of Recruiting, Marketing & Sales Growth of LNL; formerly 2nd VP – Manpower Development of LNL	0	5,500

John Ray Hadder	VP & Director of Recruiting, Marketing & Sales Growth of LNL; formerly Branch Manager of LNL	0	9,000

John C. Hamilton	Branch Manager of UA	0	1,000

Jiangping Han	Asst. VP of UA	0	2,500

Jason Harvey	VP, Direct Marketing of Globe	0	4,000

Bryan Hendricks	Asst. VP of Globe	0	3,000

Maurice Hoover	VP, Agent Recruiting & Leads, Globe	0	3,500

Danny Jones	Former Branch Manager of Globe	2,553	500

John E. Justiss	Agent of LNL; formerly Branch Manager of LNL	0	400

Kevin O. Kimberly	Branch Manager of LNL	6	200

Richard M. Krout	Branch Manager of UA	0	1,000

Shannon D. Lambeth	Branch Manager of LNL	0	200

Joyce L. Lane	VP, Investor Relations of TMK	45,240	7,000

Brian G. Luke	Branch Manager of UA	0	1,500

Michael Majors	VP, Special Markets of UA	0	6,000

Franklin D. Mann	Branch Manager of UA	0	1,000

Mike McAndrew	Asst. VP of Globe	0	3,000

Tim McGuire	Director of Recruiting, Marketing & Sales Growth of LNL; formerly Branch Manager of Globe	0	1,000

Kathy McHaney	Director of Internal Audit of TMK	0	3,000

Jeff Miller	Branch Manager of UA	703	2,500

Edwin E. Milner	Branch Manager of LNL	0	400

Dennis Mitchell	Branch Manager of Globe	420	1,500

J. Keith Mitchell	Branch Manager of LNL	0	900

Douglas A. Murdock	Director of Agencies of UA	0	500

George Muse	Branch Manager of UA	26	1,000

James M. Narrell	Field VP of UA	0	3,000

Sami Nizam	Director of Recruiting, Marketing & Sales Growth of LNL; formerly Branch Manager of LNL	0	2,200

Louis Norrell	Branch Manager of LNL	524	1,200

Harold A. Phillips, Jr.	2nd VP – First Command Underwriting of UILIC	0	2,000

Richard C. Porter	2nd VP, Info. Systems of LNL	0	1,000

Howard Ralston	Branch Manager of LNL	522	500

Dennis Rand	VP, Worksite Marketing of UA	0	4,500

Middleton Ray	State Tax Manager of TMK	0	1,120

Edward Ray Rikard	Branch Manager of LNL	32	500

John Rogers	VP, Financial Reporting and Controller of AIL	0	1,750

Ronald Seroka	Branch Manager of UA	95	6,000

James A. Settle	Branch Manager of UA	0	1,500

Rex Smedley	Branch Manager of Globe	21	1,000

David Leon Smith, III	VP & Assoc. Counsel of LNL	0	2,000

Scott Smith	EVP of AIL	0	15,000

Alan Spafford	Branch Manager of UA	519	1,000

Frank Svoboda	VP & Director of Tax of TMK	513	27,000

Lance K. Taylor	Branch Manager of UA	1,100	1,000

Justin K. White	Branch Manager of UA	9	1,500

Glenn D. Williams	EVP & Chief Marketing Officer of TMK; formerly Sr. VP, Marketing of TMK and EVP of Globe and UA	23,323	94,783

Owen L. Wilson, Jr.	Branch Manager of LNL	0	1,500

James E. Young	Asst. VP, Client Server Development of UA	0	1,000

John N. Barlow	Branch Manager of UA	0	500

Jay M. Bentley	VP, Public Relations Marketing of AIL	0	500

Irene Burns	Branch Manager of UA	0	1,000

E. Randy Byrd	Branch Manager of UA	150	500

Brian J. Cannington	Branch Manager of LNL	0	500

Barbara J. Cantrell	Former Branch Manager of LNL	0	1,000

Thomas E. Caraway, Jr.	Branch Manager of LNL	0	500

Floyd A. Chassereau	Branch Manager of LNL	0	500

David P. Collett	VP, New Business of UA	0	500

John T. Daly	Corporate Actuary of UA	0	2,000

Gary L. Deese	Branch Manager of UA	0	500

Thomas J. Fenske	Branch Manager of UA	0	500

Kevin L. Ferguson	Branch Manager of LNL	87	300

Jimmy L. Flanders, Jr.	Branch Manager of LNL	6	300

Sharon Garrison	VP, Life & Health Benefits of Globe	48	1,000

James Gentile	VP, Agency Recruiting of UA, AIL, Globe & LNL	20	1,000

Jason R. Gsoell	Branch Manager of UA	0	2,000

Donald C. Harris	Director of Recruiting, Marketing & Sales Growth of LNL	0	2,000

Douglas H. Harris	VP of Brown-Service	0	500

Barbara A. Hernandez	VP, Premium Accounting of Globe	0	1,000

Patricia G. Herring	VP & Director of Human Resources of LNL; formerly 2nd VP, Field Personnel of LNL	0	1,000

Alan S. Hintz	VP of TMK	10	5,000

Susan D. Huff	Sr. VP of Sales Administration of LNL; VP-Administration of UILIC	0	2,000

Raymond L. Jetton	Branch Manager of UA	0	500

Christopher S. Jones	Branch Manager of UA	362	500

Kenneth E. King, Jr.	Branch Manager of UA	0	500

Capildeo D. Lachman	Branch Manager of LNL	0	500

Michael J. McGrath	Branch Manager of UA	0	500

Dawn D. Mitchell	Claims Manager of UA	0	500

Paul G. Nix	Branch Manager of UA	0	500

Marion C. Parker, Sr.	Branch Manager of UA	1,744	500

Gregory M. Schaeffer	Asst. VP, Commission Accounting of UA	0	500

Sheryl L. Sisler	Branch Manager of UA	0	500

Terri L. Slinkard	Asst. VP, ESD of UA	0	500

Mitchell L. Smith	Director of Recruiting, Marketing & Sales Growth of LNL	0	2,000

Robert A. Smith	Director of Recruiting, Marketing & Sales Growth of LNL	0	2,000

Ross E. Taylor	Branch Manager of UA	7	500

Edward W. Tolliver	Branch Manager of UA	709	500

Travis W. Tolliver	Branch Manager of UA	56	1,000

Donna R. Tucker	Asst. VP, Human Resources/Office Services of AIL	5	1,000

Craig W. Villwock	Branch Manager of UA	141	500

Christopher S. Voth	Asst. VP, Customer Service of UA	0	500

Grey T. Yates	Unit Manager of UA; formerly Branch Manager of UA	51	500

Charles E. Adair	Director of TMK	3,789	6,000

David L. Boren	Director of TMK	3,031	6,000

M. Jane Buchan	Director of TMK	0	6,000

Robert W. Ingram	Director of TMK	762	6,000

Joseph L. Lanier, Jr.	Director of TMK	84,505	6,000

Harold T. McCormick	Former Director of TMK	38,400	8,562

Lloyd W. Newton	Director of TMK	0	12,000

Sam R. Perry	Director of TMK	2,084	6,000

Lamar C. Smith	Director of TMK	11388	6,000

Paul J. Zucconi	Director of TMK	3,657	6,000

*	Owns and will own more than 1% of Torchmark’s common stock.
[1]	Includes the following shares of restricted stock:

Gary L. Coleman	4,000
Vern D. Herbel	4,000
Charles F. Hudson	2,000
Larry M. Hutchison	4,000
Andrew W. King	2,000
Anthony L. McWhorter	2,000
Rosemary J. Montgomery	5,000
Roger Smith	3,000
Glenn D. Williams	2,000

TMK – Torchmark Corporation; Liberty – Liberty National Life Insurance Company; UA – United American Insurance Company; Globe – Globe Life And Accident Insurance Company; AIL – American Income Life Insurance Company; UILIC – United Investors Life Insurance Company; FUA – First United American Life Insurance Company; NILCO – National Income Life Insurance Company; Brown-Service – Brown-Service Funeral Homes Company, Inc.; GMS – Globe Marketing Services, Inc.;

AIMS – American Income Marketing Services, Inc.

Plan of Distribution

Your shares registered under this Prospectus may be offered for resale upon the exercise of stock options through brokers in the over-the-counter market, on the New York or London Stock Exchanges or any other stock exchange where Torchmark’s common stock is listed or traded at the time of the sale, or in independent negotiated transactions. You may sell these shares at the market price prevailing at the time of sale or at a negotiated price. You may also sell some or all of your shares from time to time under applicable SEC rules such as Rule 144.

Indemnification

Our Restated Certificate of Incorporation provides that our directors will not be personally liable to Torchmark or its stockholders for money damages for a breach of their fiduciary duty as a director except for:

•	A breach of the duty of loyalty to Torchmark or its stockholders;

•	Any acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

•	Paying a dividend or approving a stock repurchase in violation of Delaware corporate law; or

•	Any transaction where the director received an improper personal benefit.

It also provides that each person who is made a party to, is threatened to be made a party to or is involved in a specific suit or proceeding because he or she is or was a director or officer of Torchmark (or serves as a director, officer, employee or agent of another entity at Torchmark’s request) while serving in that capacity will be indemnified and held harmless by Torchmark. This indemnification is to the full extent provided by current Delaware law or if Delaware indemnification law is broadened, as it may be amended. Such persons will be reimbursed for all expense, liability or losses they reasonably incur in connection with defense or settlement of an action. They may also be advanced the expenses they incur in defending proceedings before their final disposition if they agree to repay these advances if it is ultimately determined they are not entitled to indemnification. The Board of Directors may extend comparable indemnification to Company agents and employees.

This indemnification and advance payment of defense expenses are contract rights. They are not exclusive of any other rights such persons may have or acquire from any other source. We may purchase insurance at our expense to protect the Company and our directors, officers, employees or agents.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling Torchmark pursuant to the foregoing provisions, Torchmark has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Legal Opinion

The validity of the shares of Torchmark common stock offered under this prospectus has been passed upon for Torchmark by Carol A. McCoy, Vice President, Associate Counsel and Corporate Secretary of Torchmark.

Experts

The consolidated financial statements, the related financial statement schedules, and management’s report on the effectiveness of internal control over financial reporting incorporated in this prospectus by reference from Torchmark’s Annual Report on Form 10-K for the year ended December 31, 2006 have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports incorporated in this prospectus by reference, and have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

Where You Can Find More Information

We file reports, proxy statements and other information with the SEC. You can read and copy these materials about Torchmark at the SEC’s Public Reference Room at 100 F Street, NE, Washington, D.C. 20549. You may call the SEC at 1-800-SEC-0330 for more information on the Public Reference Room. The SEC maintains an internet site at http://www.sec.gov that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC, including Torchmark. Our common stock is listed on the New York Stock Exchange and the London Stock Exchange.

This Prospectus is part of a registration statement that we have filed on behalf of the Plan. You can obtain the full registration statement from the SEC as indicated above or from us.

We are incorporating by reference into this Prospectus the following documents filed with the SEC:

•

Our Annual Report on Form 10-K filed pursuant to the Securities Exchange Act of 1934 which contains certified financial statements for our most recent fiscal year for which a Form 10-K was required to be filed.

•	All other reports we have filed with the SEC pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the most recent Form 10-K.

•	Our definitive Proxy Statement filed with the SEC under Section 14 of the Exchange Act for our most recent Annual Meeting of Shareholders; and

•	The description of our common stock contained in a registration statement filed under Section 12 of the Exchange Act and any amendments or reports which update that description.

We are also incorporating by reference any future filings made with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act until we file a post effective amendment that indicates that the offering made under this Prospectus is terminated.